UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 24, 2020

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 Ecolab Place, Saint Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 1-800-232-6522

(Not applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	ECL	New York Stock Exchange
2.625% Euro Notes due 2025	ECL 25	New York Stock Exchange
1.000% Euro Notes due 2024	ECL 24	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On June 3, 2020, Ecolab Inc. (“Ecolab” or “the Company”) completed the previously announced separation of its Upstream Energy business (the “ChampionX Business”) in a Reverse Morris Trust transaction (the “Transaction”) through the split-off of ChampionX Holding Inc. (“ChampionX”), formed by Ecolab as a wholly owned subsidiary to hold the ChampionX Business, followed immediately by the merger of ChampionX (the “Merger”) with a wholly owned subsidiary of ChampionX Corporation (f/k/a Apergy Corporation, “Apergy”). As a result of the Transaction, the ChampionX business, which includes the direct revenues, operating expenses and certain other expenses directly attributable to the ChampionX business, is reflected in the Company’s historical financial statements as discontinued operations. The ChampionX business met the criteria to be reported as discontinued operations because it is a strategic shift in business that has a major effect on the Company's operations and financial results. Therefore, the Company is reporting the historical results of ChampionX as discontinued operations for the periods presented.

The Company is providing as an exhibit to this Current Report on Form 8-K a table (Exhibit 99.1) with the unaudited revised consolidated statement of income for the years ended December 31, 2019 and December 31, 2018 reflecting the ChampionX business as discontinued operations.

The Company is also providing a table (Exhibit 99.2) with supplemental unaudited revised consolidated statement of income for each of the three months ended March 31, 2019, June 30, 2019, September 30, 2019, and December 31, 2019, the twelve months ended December 31, 2019 and the three months ended March 31, 2020 reflecting the ChampionX business as discontinued operations.

The Company is also providing a table (Exhibit 99.3) with supplemental unaudited reportable segment net sales and operating income information for the twelve months ended December 31, 2019 and 2018, reflecting the changes noted above.

The Company is also providing a table (Exhibit 99.4) with supplemental unaudited reportable segment net sales and operating income information for each of the three months ended March 31, 2019, June 30, 2019, September 30, 2019, and December 31, 2019, the twelve months ended December 31, 2019, and the three ended March 31, 2020 reflecting the changes noted above.

The Company is also providing certain supplemental unaudited revised adjusted financial measures that have not been calculated in accordance with accounting principles generally accepted in the United States (“non-GAAP measures”), including fixed currency sales, adjusted cost of sales, adjusted gross margin, fixed currency operating income, adjusted fixed currency operating income, adjusted fixed currency operating income margin, adjusted net income, and adjusted diluted EPS (Exhibit 99.5) which reflects the ChampionX business as discontinued operations. These non-GAAP measures are provided as additional information regarding operating results and are used internally to evaluate performance and in making financial and operational decisions, including with respect to incentive compensation. These measures provide investors with greater transparency with respect to the results of operations and are useful for period-to-period comparison of results.

Ecolab also will publish the attached exhibits on its website located at www.ecolab.com.

The tables represent a supplemental presentation of certain of Ecolab’s 2019 and 2018 information as explained in this Current Report on Form 8-K and the tables and are not intended to replace the presentation of such information in Ecolab’s Quarterly Reports on Form 10-Q filed with respect to the first, second and third quarters of 2019 and Ecolab’s Annual Reports on Form 10-K filed with respect to the fiscal years ended December 31, 2019 and December 31, 2018.

The information in this Current Report on Form 8-K, including the exhibits attached hereto, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are furnished pursuant to Item 2.02 of Form 8-K and should not be deemed to be “filed” under the Securities Exchange Act of 1934.

Exhibit No.	Description	Method Of Filing

(99.1)	Supplemental Revised Consolidated Statement of Income for the years ended December 31, 2019 and 2018 (unaudited).	Filed herewith electronically.

(99.2)

Supplemental Revised Consolidated Statement of Income for each of the three month periods ended March 31, June 30, September 30 and December 31, 2019, the twelve months ended December 31, 2019 and the three month period ended March 31, 2020 (unaudited).

Filed herewith electronically.

(99.3)	Supplemental Reportable Segment Information and Non-GAAP Reconciliation (unaudited).	Filed herewith electronically.

(99.4)	Supplemental Reportable Segment Information and Non-GAAP Reconciliation 2020 and 2019 Revised Segment Data at 2020 Fixed Currency Exchange Rates (unaudited).	Filed herewith electronically.

(99.5)	Supplemental Non-GAAP Reconciliations for the three months ended March 31, 2020 and each of the twelve months ended December 31, 2019 and 2018 (unaudited).	Filed herewith electronically.

(104)	Cover Page Interactive Data File.	Embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: July 24, 2020	By:	/s/ David F. Duvick
David F. Duvick
Assistant Secretary

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